Exhibit 99.1

Enveric Biosciences Files Provisional Patent Application for AI-based Computational Methods for Identifying and Optimizing Novel Tryptamine Derivatives

Enveric utilizing AI-backed 3D modeling to identify potential non-hallucinogenic, neuroplastic tryptamine derivative NCEs for its EVM301 Series

CAMBRIDGE, Mass., September 11, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, today announced the filing of a provisional patent application to support its use of artificial intelligence (AI) based computational methods for identifying tryptamine derived new chemical entities (NCEs) and modeling interaction with the 5-HT2A receptor (5-HT2AR). Enveric is currently applying these new computational methods to predict which NCEs from its EVM301 Series offer the potential to minimize or eliminate 5-HT2AR-elicited hallucination, while providing potentially efficacious treatments for critical mental health conditions.

The provisional patent application filed is titled, “Computer Implemented Methods and Systems for Identifying Tryptamine Derivative Compounds Capable of Interacting with a 5-HT2A Receptor.” This patent application seeks to protect AI-backed methodologies designed to analyze the molecular dynamic (MD)-predicted binding modes of NCEs and compare with carefully chosen ‘control’ drugs (e.g., hallucinogens and non-hallucinogens) to better understand which binding modes correlate with hallucination and which modes correlate with lack of hallucination. The powerful tool has the potential to enable Enveric to predict a compound’s hallucinogenic potential, and also represents a general tool in predicting any 5-HT2AR-linked outcomes, such as neuroplasticity and efficacy in the treatment of mental health disorders.

“Our research team has developed a unique and industry leading AI-based methodology, which we are now applying to the development of novel neuroplastic compounds, including potentially non-hallucinogenic tryptamine derivatives for our EVM301 Series,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “These novel computational methods offer the potential to identify drug candidates that are optimized to induce neuroplastic changes to address critical mental health disorders while minimizing unwanted side effects and safety concerns. Hallucinations associated with most psychedelic and psychedelic-inspired molecules limit patients access to treatment, given the complicated, costly and time-intensive requirements to monitor patients undergoing therapy. This provisional patent application will help to support our efforts as we work to develop intelligently designed compounds with finely tuned 3D structures that optimize 5-HT2AR binding, which we believe provides the potential to benefit patients and be commercially viable.”

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics targeting neuronal atrophy for the treatment of anxiety, depression, and addiction disorders. Leveraging its unique discovery and development platform, The Psybrary™, Enveric has created a robust Intellectual Property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of anxiety disorders. Enveric is also advancing its second program, the EVM301 Series, to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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